UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2008

United PanAm Financial Corp.
(Exact name of registrant as specified in its charter)

California	94-3211687
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 000-24051

18191 Von Karman Avenue, Suite 300
Irvine, California 92612
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (949) 224-1917

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2008, United PanAm Financial Corp., a California corporation (“UPFC”) announced that Julie Sullivan resigned effective as of December 31, 2008 as a member of its Board of Directors and as Chair of the Board’s Audit Committee, and that Giles Bateman, 63, a director of UPFC since April 2006 and a current audit committee member, has been appointed as replacement Chair of the Board’s Audit Committee effective as of January 1, 2009. Ms. Sullivan, who was elected as a Class II director at UPFC’s Annual Meeting in July 2007 for a term ending at the Annual Meeting in 2009, notified the Board of significant new demands on her time associated with her other professional endeavors.

Ms. Sullivan’s written resignation, attached hereto as Exhibit 99.1, was accepted by the Board effective December 31, 2008, concurrently with its determination upon the recommendation of the independent members of the UPFC Board to appoint Mr. Bateman as replacement Chairman of the Audit Committee. Ms. Sullivan’s resignation as a director is not a result of any disagreement with the Company concerning any matter relating to the Company’s operations, policies or practices, but in view of increasing work load and time commitments associated with her responsibilities for the University of San Diego, at which she is employed as the Provost and Vice President of Academic Affairs. Ms. Sullivan also confirmed that she has no disagreements with management or UPFC’s external auditors over the financial reporting of the Company and confirmed she would be available to work closely with Mr. Bateman in the coming weeks to ensure an efficient transition of the Audit Committee Chair responsibilities.

Ms. Sullivan’s resignation as director will leave a vacancy on the UPFC Board, and the independent members of the UPFC Board have undertaken to identify qualified potential independent director candidates to fill this vacancy.

The Company issued a press release on December 1, 2008, regarding these matters, which is filed as Exhibit 99.2 to this Current Report on Form 8-K. The contents of that exhibit are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Copy of resignation letter of J. Sullivan dated December 1, 2008
99.2	Press Release dated December 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United PanAm Financial Corp.
(Registrant)

Dated: December 3, 2008	By:	/s/ Arash Khazei
	Name:	Arash Khazei
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Copy of resignation letter of J. Sullivan dated December 1, 2008
99.2	Press Release dated December 1, 2008